As Filed With the Securities and Exchange Commission on December 27, 1996
                                         Registration Statement No. 333-10175

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------
                        INTELLIGENT DECISION SYSTEMS, INC.
              (Successor to Resource Finance Group, Ltd.)
        (Exact name of registrant as specified in its charter)

                Delaware                                 38-3286394
      (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)

                2025 East Beltline Avenue SE, Suite 400
                     Grand Rapids, Michigan 49546
                            (616) 285-5830
          (Address, including zip code, and telephone number,
         including area code, of principal executive offices)

                             Mark A. Babin
                 President and Chief Executive Officer
                  Intelligent Decision Systems, Inc.
                2026 East Beltline Avenue SE, Suite 400
                     Grand Rapids, Michigan 49546
                            (616) 285-5830
           (Name, address, including zip code, and telephone
          number, including area code, of agent for service)

                              Copies to:
                         Gregory R. Hall, Esq.
                         Snell & Wilmer L.L.P.
                          One Arizona Center
                      Phoenix, Arizona 85004-0001
                            (602) 382-6000

        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. _X_

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                                   CALCULATION OF REGISTRATION FEE
===========================================================================================================
Title of Each Class                                 Proposed Maximum      Proposed Maximum      Amount of
  of Securities                     Amount to be       Offering          Aggregate Offering   Registration
 Being Registered(1)                Registered(2)    Price Per Unit            Price              Fee
----------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value      3,690,500 Shares    $1.875(3)            $6,919,688         $2,386(3)
Common Stock, $.001 par value      1,850,000 Shares    $1.14(4)             $2,110,156         $  640(4)
===========================================================================================================
                            (Facing Page Continued on Following Page)

(1)  This registration statement covers the resale by selling securityholders of
     (i) 950,000 shares of Common Stock previously acquired by selling securityholders, (ii) 1,850,000 shares of Common Stock that may be acquired by selling securityholders upon the exercise of Common Stock Purchase Warrants (the "Warrants"), and (iii) the resale by selling securityholders of 2,740,500 shares of Common Stock that may be acquired by such selling securityholders upon the exercise of options.

(2) In the event of a stock split, stock dividend, or similar transaction involving Common Stock of the Company, in order to prevent dilution, the number of shares of Common Stock of the Company registered shall be automatically increased to cover the additional shares of Common Stock in accordance with Rule 416(a) under the Securities Act of 1933.

(3) The registration fee has been calculated based on the average of the high "asked" and low "bid" prices of the Common Stock on August 13, 1996, as reported in the over-the-counter market on the "OTC Electronic Bulletin Board" pursuant to Rule 457(c). This fee was paid in connection with the filing of the registration statement with the Commission on August 14, 1996.

(4) This new registration fee has been calculated based on the average of high "asked" and low "bid" prices of the Common Stock on December 23, 1996, as reported in the over-the-counter market on the "OTC Electronic Bulletin Board" pursuant to Rule 457(c). The new fee is being paid with the filing of Amendment No. 1 to this registration statement on Form S-3.



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION; DATED DECEMBER ____, 1996

                                   PROSPECTUS

                           FOR UP TO 5,540,500 SHARES

                                 OF COMMON STOCK

                       INTELLIGENT DECISION SYSTEMS, INC.

                 To Be Offered by Several Holders of the Common
                  Stock of Intelligent Decision Systems, Inc.

     This Prospectus relates to the resale by certain selling securityholders (the "Selling Securityholders") of up to an aggregate of 4,590,500 shares of Common Stock, $.001 par value per share ("Common Stock"), of Intelligent Decision Systems, Inc., a Delaware corporation (the "Company"), that may be acquired upon the exercise of Common Stock Purchase Warrants (the "Warrants") or options to purchase Common Stock ("Options") that are currently outstanding, as more fully described below. This Prospectus also relates to the resale by four of the Selling Securityholders of an aggregate of 950,000 shares of Common Stock previously acquired by such Selling Securityholders.

     The shares of Common Stock registered for resale hereby have been registered pursuant to the Company's obligations contained in written agreements with certain of the Selling Securityholders. The Selling Securityholders may elect to sell all, a portion or none of the Common Stock offered by them hereunder.

     The Common Stock is traded under the symbol "IDSI" in the over-the-counter market on the "OTC Electronic Bulletin Board" operated by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board"). On December 23, 1996, the low "bid" and high "asked" prices for the Common Stock were $1.09375 and $1.1875, respectively. There is no established market for the Warrants or the Options.

     The Selling Securityholders may sell the Common Stock from time to time in underwritten public offerings, in transactions pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), in privately negotiated transactions, in ordinary brokers' transactions through the facilities of Nasdaq or otherwise, at market prices prevailing at the time of such sale, at prices relating to such prevailing market prices, or at negotiated prices. The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Securityholders. The net proceeds to the Selling Securityholders will be the proceeds received by such Selling Securityholders upon such sales, less brokerage commissions. All expenses incurred in connection with the registration of the Common Stock, other than any underwriting or brokerage discounts, commissions and selling expenses with respect to the Common Stock being sold by the Selling Securityholders, will be borne by the Company. See "Plan of Distribution" and "Selling Securityholders."

     INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

     EACH SELLING SECURITYHOLDER AND ANY BROKER EXECUTING SELLING ORDERS ON BEHALF OF THE SELLING SECURITYHOLDERS MAY BE DEEMED TO BE AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT. COMMISSIONS RECEIVED BY ANY SUCH BROKER MAY BE DEEMED TO BE UNDERWRITING COMMISSIONS UNDER THE SECURITIES ACT.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is December ____, 1996

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copies thereof may be obtained, at prescribed rates, at the public reference facilities maintained by the Commission at the Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission.

     The Company has filed a Registration Statement on Form S-3 under the Securities Act covering the Common Stock included in this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement are not necessarily complete, and, in each instance reference is made to the copy of such document so filed.
Each such statement is qualified in its entirety by such reference.

     No person is authorized to give any information or make any representation other than those contained or incorporated by reference in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                     INFORMATION INCORPORATED BY REFERENCE

     The following documents have been previously filed by the Company with the Commission and are hereby incorporated by reference in this Prospectus: (i) the Company's Joint Proxy Statement-Prospectus included in the Registration Statement on Form S-4, File No. 33-93058, as filed pursuant to Rule 424(b) under the Securities Act; (ii) the Annual Report of the Company on Form 10-KSB for the fiscal year ended June 30, 1996; (iii) the Quarterly Report of the Company on Form 10-QSB for the fiscal quarter ended September 30, 1996; (iv) Current Report on Form 8-K, filed with the commission on November 6, 1996; (v) Current Report on Form 8-K, filed with the commission on December 20, 1996; and (vi) the description of the Company's Common Stock contained in the Company's Form 8-A filed under the Exchange Act. All other documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities described herein shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the respective dates such documents and reports are filed.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will cause to be furnished, without charge, to each person who receives this Prospectus, upon the written or telephonic request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference). Requests should be directed in writing to the Secretary, Intelligent Decision Systems, Inc., 2025 East Beltline Avenue SE, Suite 400, Grand Rapids, Michigan 49546 or by telephone at (616) 285-5830.

               DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus, including all documents incorporated by reference, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this prospectus (and in documents incorporated by reference), including without limitation, statements under "The Company," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" regarding the Company's financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed under "Risk Factors" and elsewhere in this Prospectus, including without limitation in conjunction with the forward-looking statements included in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.

                                 RISK FACTORS

     Investment in the Common Stock offered hereby involves certain risks. In addition to the other information included elsewhere in this Prospectus, prospective investors should give careful consideration to the following factors before purchasing any shares of the Common Stock offered hereby. This Prospectus contains forward-looking statements which include risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus. See "Disclosure Regarding Forward-Looking Statements."

Net Operating Losses; Expectation of Future Losses

    The Company has generated cumulative operating losses in the past and there can be no assurance that the Company will become profitable in the future. The continuing development and commercialization of the Company's products will require substantial expenditures. There can be no assurance that the Company's products will ever gain commercial acceptance or that the Company will ever generate significant revenues or achieve profitability.

     The Company is currently spending approximately $350,000 per month on the development of its products and its administrative structure and currently generates monthly cash flow of approximately $100,000 from leasing services and the sales and rental of its products. The prospective cash flows from sales of the interactive, multimedia computerized management business system ("the Vision System") through the Company's marketing agreement with National Purchasing Corporation, a California corporation doing business as HPSI (the "HPSI
Agreement"), and cash flows from the Company's subsidiary's leasing activities are the Company's material sources of operational cash flow. The Company addresses its capital needs through financing negotiated by Neptune Technology Leasing Corp. (formerly named The Neptune Group, Inc.) ("Neptune"), a Michigan corporation and wholly owned subsidiary of the Company, and its own financial reserves, which are equivalent to approximately nine months of operating costs and expenses from September 30, 1996 (excluding non-cash items such as depreciation and amortization and assuming no increase in current sales levels). Management believes that sales will increase over the current levels during the remainder of the fiscal year ending June 30, 1997, and that the increase in revenues, as supplemented by the Company's cash reserves, will be sufficient to provide adequate working capital for twelve months of operations from September 30, 1996.

Period of Transition

     The Company is experiencing a period of transition as it emerges from its status as a development stage company. The transition has placed, and will continue to place, a significant strain on the Company's resources. The likelihood of success of the Company must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the continuing development of a new business. If the Company is unable to manage the transition out of the development stage, the Company's business, competitive position, results of operations and financial condition will be materially and adversely affected.

     In addition, in April 1996 the Company completed a restructuring involving the merger of Resource Finance Group, Ltd., a Colorado corporation and the Company's parent corporation ("RFG"), with and into the Company and the merger of Digital Sciences, Inc., a Nevada corporation ("Old DSI"), with and into Digital Sciences, Inc., a wholly-owned subsidiary of the Company ("New DSI") (collectively, the "Mergers"), and the entire board of directors and the management has changed. See "Certain Recent Developments." The Company's ability to manage growth successfully will require the personnel of RFG and Old DSI to work together effectively and will require the Company to improve its operational, management and financial systems and controls. Prior to the consummation of the Mergers, Old DSI and RFG had been operated as separate, independent corporations. While Old DSI and RFG were engaged in related businesses and were parties to a joint operating agreement pursuant to which certain administrative, financial and other services were performed cooperatively, there can be no assurance that management of the Company will be able to integrate or allocate properly the two businesses on an economic basis or be able to oversee and implement successfully the business strategy of the Company after the Mergers. If the Company is unable to manage this transition effectively, the Company's business, competitive position, results of operation and financial condition will be materially and adversely affected.

Dependence on the Vision System; Uncertainty of Market Acceptance

     The Vision System is currently the Company's primary product. The Company has only sold the Vision System product in limited quantities and there can be no assurance that the Company's continuing efforts will be successful or that the Vision System and any other product developed by the Company will be effective, capable of being manufactured at commercial quantities at acceptable costs, or successfully marketed. The Company expects that the Vision System, when fully commercialized, will account for the majority of the Company's earnings for the foreseeable future. Because the Vision System currently represents the Company's main product focus, if the Vision System is not successful, the Company's business, financial condition and results of operation would be materially and adversely affected.

Dependence on Collaborative Relationships

     The Company is reliant on other companies for the marketing, sales and installation of its main product, the Vision System. There can be no assurances that the Company will be able to oversee and implement successfully the business strategy of the Company.

     The Company has minimal direct sales or marketing capability. The Company will rely on HPSI for sales of the Vision System. See "Certain Recent Developments." The failure or inability of HPSI to perform its obligations under the HPSI Agreement or to effectively sell or market the Vision System would have a material adverse effect on the Company. If the Company determines to broaden its business to provide the Vision System or other systems to users other than HPSI's clients, the Company will be required to develop the capabilities to commercialize and market its technologies itself or will be dependent on others to do so. Should the Company elect to commercialize and market its technologies itself, the Company would need to develop additional resources. There can be no assurance that it will be successful in developing these capabilities. Also, should the Company elect to obtain additional collaborative partners to assist in commercializing and marketing its technologies and the resultant products, there can be no assurance that the Company will be successful in reaching satisfactory arrangements with such third parties.

     The Company's ability to install and maintain the Vision System is limited. The Company has entered into certain agreements with IBM Corporation (collectively, the "IBM Agreement") pursuant to which IBM installs and services the Vision System. The failure or inability of IBM to satisfactorily perform its obligations under the IBM Agreement or to adequately install and service the Vision System would have a material adverse effect on the Company.

Risk of Product Defects

     Software products as complex as those offered by the Company may contain defects or failures when introduced or when new versions are released. The Company may discover software defects in the Vision System or its other products and may experience delays or lost revenues to correct such defects in the future. There can be no assurance that despite testing by the Company, errors will not be found in new products released after the commencement of commercial shipment, resulting in loss of market share or failure to achieve market acceptance. Any such occurrence could have a material adverse effect upon the Company's business, operating results or financial condition.

Products in Development

     The markets for the Company's existing and future computer software and hardware products are characterized by rapidly changing technology, evolving industry standards, frequent new product introductions and enhancements. The successful development and commercialization of new products involve many risks, including the identification of new product opportunities, the successful completion of the development process, and the retention and hiring of appropriate research and development personnel. The introduction of products embodying new technologies and the emergence of new industry standards could render the Company's existing products and products currently under development obsolete and unmarketable. The Company's future success will depend upon successfully developing and distributing the Vision System in connection with the HPSI Agreement, and thereafter upon its ability to enhance the Vision System and to develop and introduce new products that keep pace with technological developments, respond to evolving end-user requirements and achieve market acceptance. Any failure by the Company to anticipate or respond adequately to technological developments or end-user requirements, or any significant delays in product development or introduction, could result in a loss of competitiveness or revenues. There can be no assurance that products or technologies developed by others will not render the Company's products or technologies noncompetitive or obsolete or that the Company will not experience significant delays in introducing new products in the future, which could have a material adverse effect on the Company's results of operations. In addition, there can be no assurance the Company will be successful in developing and marketing new products or product enhancements on a timely basis or that new products or product enhancements developed by the Company will achieve market acceptance.

     In addition, the life cycle of the Company's products are difficult to predict due to the effect of new product introductions or product enhancements by the Company or its competitors, market acceptance of new or enhanced versions of the Company's products and competition in the Company's marketplace. Declines in the demand for the Vision System, whether as a result of competition, technological change, price reductions or otherwise, could have a material adverse effect on the Company's business, operating results and financial condition.

Limited Production Capabilities

     The Company currently integrates various components into the Vision System in limited quantities in Draper, Utah. However, the Company does not have experience in producing the Vision System in commercial quantities. The Company may encounter difficulties in scaling up production of the Vision System to meet customer demand, including problems involving production yields, quality control and assurance, components supply and shortages of qualified personnel. There can be no assurance that the Company will not encounter manufacturing difficulties, which could have a material adverse effect on the Company's business and financial condition and results of operation. Should the Company elect to obtain additional collaborative partners to assist in producing Vision Systems in commercial quantities, there can be no assurance that the Company will be successful in reaching satisfactory arrangements with such parties.

Limited Trading Market for Common Stock

     The Common Stock is traded in the over-the-counter market through the OTC Bulletin Board under the symbol "IDSI." Prior to the Mergers, the trading market for the Common Stock of the Company's predecessor, RFG, was extremely limited and sporadic. There can be no assurance that an active trading market will develop or be sustained.

Commercial/Consumer Acceptance of PICK Operating System

     The Company's Screenware software, which is used for the Vision System, is designed to be used on a unique operating system called PICK. PICK is a multi-user, multi-tasking operating system which results in a less costly investment in hardware. In addition, PICK's operating system is itself a data base which results in a much faster system that is more user-friendly than most other operating systems and eliminates the need for purchasing a third party database. It is estimated that nearly 80% of the Fortune 1000 companies have PICK-based applications in their organizations. The Company's products are based on the PICK operating system. Any factors that adversely affect the availability or popularity of PICK in the market would have a material adverse effect on the Company's operating system. The Company has no control over the factors that affect the availability or commercial acceptance of the PICK operating system.

Competition

     A large number of companies compete in the computer software business, including the portion of the market targeted at developing and providing business management systems in which the Company will compete. Many of these companies have far greater capital, technical, personnel, marketing and other resources than the Company. Furthermore, there can be no assurance that these or other firms will not develop new or enhanced products and software systems that are more effective than any that have been or may be developed by the Company.

Importance of Intellectual Property

     The Company does not currently hold any patent or copyright protection for its principal assets. Management of the Company may file for appropriate intellectual property protection in the future but there can be no assurance that such protection will be granted or that it will be adequate to deter misappropriation of the Company's technologies or that there will not be independent third party development of similar technologies. The Company's success and revenues will depend, in part, on its ability to obtain or license patents, protect trade secrets and operate without infringing on the proprietary rights of others.

     The Company has not in the past adhered to a disciplined regimen relating to the execution of confidential disclosure, proprietary rights and non-competition agreements with its vendors, customers, employees and consultants. Accordingly, there are significant risks that claims may be brought against the Company in the future for infringing on the proprietary rights of others. The Company is not aware of any infringement, and no such claims are currently pending against the Company.

     The patent and proprietary protection of software is highly competitive and involves complex legal and factual questions. There can be no assurance that any patents issued to the Company will provide it with competitive advantages or will not be challenged by others, or that the patents or proprietary rights of others will not have an adverse effect on the ability of the Company to do business. Furthermore, there can be no assurance that others will not independently develop similar products or, if patents are issued to the Company, that others will not design around such patents or proprietary rights. In addition, the Company may be required to obtain licenses to patents or other proprietary rights of other parties. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to the Company, if at all. If the Company does not obtain such licenses, it could encounter delays in product market introductions while it attempts to design around such patents, or could find that the development, manufacture or sale of products requiring such licenses could be foreclosed. In addition, the Company could experience a loss of revenues as well as incur substantial costs in defending itself and indemnifying its partners in suits brought against it or one or more of them on such patents or proprietary rights or in suits in which the Company's patents or proprietary rights may be asserted by it against another party. Further, there can be no assurance that any patent obtained or licensed by the Company will be held valid and enforceable if challenged by another party.

Dividends

     Neither the Company nor its predecessor has ever paid cash dividends on shares of its Common Stock, and the Company does not intend to pay any dividends in the foreseeable future. The Company intends to reinvest earnings, if any, in the development of its business.

Dependence on Key Employees

     The Company's success will depend, to a significant extent, on the Company' Chief Executive and Financial Officer, and President, Mark A. Babin, New DSI's President, Chief Executive Officer and Treasurer, David A. Horowitz, and New DSI's Executive Vice President, Chief Science Officer and Secretary, Robert B. Hyte, and on other members of its senior management. Mr. Hyte is the creator of the Screenware Software which operates on the PICK operating system upon which New DSI's existing software is based, and upon which the Company's software is based. The Company maintains "key-man" life insurance on the life of Mr. Hyte but does not maintain "key-man" life insurance on the lives of Messrs. Babin or Horowitz. The loss of the services of Mr. Babin, Mr. Horowitz or Mr. Hyte or any of its other key employees, could have a material adverse effect on the Company. The Company's future success will also depend largely upon its ability to attract and retain other highly qualified personnel. There can be no assurance that the Company will be successful in attracting and retaining such personnel.

Possible Volatility of Stock Price

     The market price of the Company's and its predecessor's common stock has been volatile. Future announcements concerning the Company or its competitors, quarterly variations in operating results, announcements of technological innovations, the introduction of new products or changes in product pricing policies by the Company or its competitors, litigation relating to proprietary rights or other litigation, changes in earnings estimates by analysts or other factors could cause the market price of the Common Stock to fluctuate substantially. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market price for the common stock of technology companies and that have often been unrelated to the operating performance of particular companies. These broad market fluctuations may also adversely affect the market price of the Company's common stock. In certain circumstances, following periods of volatility in the market price of a company's securities, securities class action litigation has occurred against the issuing company. There can be no assurances that such litigation will not occur in the future with respect to the Company. Such litigation could result in substantial cost and divert management's attention and resources, which could have a material and adverse effect on the Company's business, financial condition and results of operation.

Potential Dilution

     Certain events, including the issuance of additional shares of Common Stock upon the exercise or conversion of outstanding options and warrants of the Company, could result in substantial dilution of the Common Stock. Such options, warrants and other rights are exercisable at per share prices ranging from $.50 to $20.00 per share and most are exercisable through the year 2000. The issuance of 3,245,000 and 8,513,384 additional shares of Common Stock underlying such warrants and options, respectively, and the potential "overhang" of such shares on the market could adversely affect the prevailing market price of the Company's Common Stock and would substantially dilute the ownership percentage of holders of Common Stock.

SEC Investigation of Regulation S Offerings

     The Company is being investigated by the staff of the Commission. Management of the Company believes that this investigation primarily concerns certain offerings in 1994 and earlier of the common stock of the Company's predecessor, RFG, to overseas investors made by RFG in reliance upon Regulation S under the Securities Act, but may relate to other operational matters as well. Although the management of the Company believes that the Company has not engaged in any wrongdoing, there can be no assurances as to the outcome of any such investigation.

                                  THE COMPANY

     The Company is a holding corporation formed under the laws of Delaware. The Company's primary operations, the development and marketing of its Vision System and the leasing of this system, are conducted through its wholly owned subsidiaries, Digital Sciences, Inc., a Delaware corporation formerly known as DSI Acquisition Corp. ("DSI"), and Neptune Technology Leasing Corp. respectively. Both the Company and DSI were formed in June 1995 in connection with the merger (the "Merger") of Resource finance Group, Ltd. ("RFG") and Digital Sciences, Inc., a Nevada corporation ("Old DSI"). Under the terms of the Merger, which was effective on April 1, 1996, (i) Old DSI merged with and into DSI, and (ii) RFG merged with and into the Company. Also on April 1, 1996, the Company issued 7,314,636 shares of Common Stock in exchange for all of the outstanding capital stock of Old DSI. These shares were registered on a Form S-4 Registration Statement that was declared effective by the Commission in February, 1996.

     RFG was incorporated in August 1991 under the laws of the State of Colorado. From inception until April 15, 1993, RFG attempted to engage in the business of financing equipment for operators of South American mines, which efforts ceased April, 1993.

      On June 30, 1993, RFG acquired all of the assets of Digital Video Graphics, Inc., a Michigan corporation then doing business as ONYX Systems, Ltd. ("ONYX"), owned by Joseph J. Walsh and James M. Keller, Jr. The assets involved included equipment, inventory, customer relationships and other business intangibles. The acquired company possessed relationships with established customers and vendors in the commodity computer hardware business. The purchase was financed by promissory notes totaling $26,500 issued to the previous owners and the assumption of the acquired company's liabilities which were $315,153. The acquisition was effected, to, among other things, leverage ONYX's relationships with other computer and hardware suppliers and similar networks.

      In 1993, RFG entered into a supply agreement with Crutchfield Corporation, a large electronics catalogue company, which called for sales of RFG's Onyx personal computer under the Crutchfield name. Approximately $3 million of these sales were made during fiscal 1994, accounting for 43% of RFG's revenues during fiscal 1994. Early in fiscal 1995, RFG permitted the agreement to lapse by its terms, due to increasing losses.

     During fiscal 1994, RFG attempted to sell its multimedia line of computers through the establishment of a telemarketing and customer service operation. RFG discontinued these efforts in December, 1994. Subsequently, RFG briefly entered the wholesale computer component business, incurred losses, and ceased its efforts later in fiscal 1994. In fiscal 1994, RFG opened a retail computer store named "Floppy Joe's" in Grand Rapids, Michigan, and closed the operation in January, 1995 after experiencing losses.

     In May, 1994, RFG entered into an agreement with Old DSI to acquire Old DSI's intellectual property ("Screenware") for 1 million shares of RFG's common stock. Under this agreement, RFG retained voting rights over those shares for a two year period. RFG then licensed Screenware to Old DSI for 99 years, but retained the right to 30% of all revenues from projects performed using Screenware that were arranged by RFG, and 5% of all revenues derived from any other use of Screenware.

     Additional infusions of equity occurred during fiscal 1994 via a series of private placements. Gross proceeds from these offerings were in excess of $2 million in equity capital, which had been substantially utilized as of December 31, 1994.

     In August, 1994, RFG entered into an agreement (the "Consortium Agreement") with Old DSI and National Purchasing Corporation ("NPC") that provided for the development and distribution of computerized business systems designed specifically for the long term health care industry. Nursing homes form the greater part of this market segment.

     In April, 1995, RFG agreed to provide Old DSI with software programming, accounting and other administrative services in return for funding of these services.

     In August, 1995, RFG and Old DSI entered into a Joint Operating Agreement pursuant to which RFG and Old DSI would cooperate in sharing the costs of certain operational matters. Under the Joint Operating Agreement, RFG provided Old DSI with accounting, financial reporting, payroll and administrative services and programmers on a subcontracted basis and Old DSI provided RFG with funds adequate to cover the costs of maintaining RFG's corporate, legal, financial, accounting and administrative capabilities. The Joint Operating Agreement was terminated as of April 1, 1996, effective the date of the merger (the "Merger") of Old DSI with RFG's successor corporation, IDSI.

     On June 28, 1996, IDSI purchased substantially all the assets of The Neptune Group, Inc. ("TNG") and those of its subsidiaries. The assets purchased consisted of primarily cash, accounts receivable and notes receivable, the total value of which is approximately $1.73 million. IDSI issued 750,000 restricted shares of common stock to TNG for those assets and assumed certain liabilities, which totaled approximately $0.25 million. IDSI agreed to file a registration statement covering the stock issued to TNG by September 30, 1996, and TNG agreed not to sell those shares for a period of one year after the closing date of the transaction.

     On June 28, 1996, IDSI privately placed 1,631 shares of its Series A Convertible Preferred Stock at a per share price of $1,000 for net proceeds of $1,500,520. The preferred shares are convertible into common shares of IDSI after the following dates: one-third on or after August 17, 1996, an additional one-third on or after September 11, 1996 and the final one-third on or after October 6, 1996. These shares are convertible at 78% of the average market price of IDSI common stock for the five days immediately prior to conversion. All of the preferred shares have been converted into Common Stock.


                          CERTAIN RECENT DEVELOPMENTS

     The Company has reached an agreement to retain the services of James N. Lane, R. Wayne Fritzsche and Anthony Kamin. They will advise the Company on strategic planning, licensing, technical issues, identify strategic alliances/partners and assist in the development of business opportunities. The Company has also agreed to appoint two of the above individuals (or their designee) to two seats on the board of directors of the Company, subject to certain conditions and limitations. The Company increased the size of its Board of Directors from five members to seven and added R. Wayne Fritzsche to fill one of the vacancies.

                               USE OF PROCEEDS

     Other than the exercise price of such of the Warrants and Options as may be exercised, the Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. The Company will pay the costs of this offering, which are estimated to be $13,526. The Selling Securityholders are not obligated to exercise their Warrants or Options, as the case may be, and there can be no assurance that they will choose to exercise all or any of such Warrants or Options. The gross proceeds to the Company in the event that all of the Warrants and Options are exercised would be $8,170,250 (800,000 shares issued upon exercise of the Warrants bearing an exercise price of $2.25 per share, 750,000 shares issued upon exercise of the Warrants bearing an exercise price of $4.00 per share, 300,000 shares issued upon exercise of the Warrants bearing an exercise price of $2.50 per share, 240,500 shares issued upon exercise of Options bearing an exercise price of $.50 per share, and 2,500,000 shares issued upon exercise of Options bearing an exercise price of $1.00 per share).

     The Company intends to apply the net proceeds it receives from the exercise of the Warrants and the Options, to the extent any are exercised, to augment its working capital for general corporate purposes.

                            SELLING SECURITYHOLDERS

    The following table sets forth certain information as of December 23, 1996 with respect to the Selling Securityholders. The shares to be sold by the Selling Securityholders represent shares of Common Stock currently owned by the Selling Securityholders or which may be acquired by them upon exercise of the Warrants or Options.


Beneficial ownership after this offering will depend on the number of shares of Common Stock actually sold by the Selling Securityholders.

                           Shares of Common Stock      Shares of       Shares of Common Stock
Name of                   Beneficially Owned Prior    Common Stock    Beneficially Owned After
Securityholder                to the Offering        Offered Hereby       the Offering(1)

                            Number      % of Class      Number        Number      Percent

AMC Consumer Services LLC 1,039,000(2)    6.9%          950,000        89,000      0.62%

Mark A. Babin(3)            571,250       3.9%          500,000        71,250(4)   0.50%

David A. Horowitz(5)        893,167       5.9%          862,500        30,667      0.22%

Robert B. Hyte(6)         1,067,800       7.1%          878,000       189,800      1.33%

James M. Keller(7)          583,000       4.0%          500,000        83,000      0.60%

The Neptune Group, Inc.     750,000       5.3%          750,000             0      0.00%

VISYS Capital Group, Inc.   750,000(8)    5.0%                0             0      0.00%

Ash Brook Holdings, Inc.     49,000       0.3%           25,000        24,000      0.20%

Darin Reubel                 66,000       0.5%           25,000        41,000      0.30%

Neptune Technology
 Leasing Corp.(9)           300,000       2.0%          300,000             0      0.00%

(1) Assumes that the Selling Securityholders dispose of all of the shares of Common Stock covered by this Prospectus and do not acquire any additional shares of Common Stock.

(2)  Includes 800,000 shares of the Company's Common Stock underlying the
     Warrants.

(3) Mark A. Babin, has served as President, Chief Executive Officer, Chief Financial Officer, and Director of RFG and, following the Mergers, the Company, since January 15, 1995, and served as a consultant to RFG's Chief Financial Officer from June 1994 to January 15, 1995. Prior to 1994, Mr. Babin was President of Babin & Company, P.C., a consulting firm assisting development stage companies in various industries. The total for Mr. Babin includes 500,000 shares of the Company's Common Stock underlying the Options.

(4)  Includes 50,000 shares of the Company's Common Stock underlying an Option.

(5) David A. Horowitz has served as President, Chief Executive Officer, Treasurer, and a Director of DSI since January 1993. The total for Mr. Horowitz includes 862,500 shares of the Company's Common Stock underlying the Options.

(6) Robert B. Hyte has served as Executive Vice-President, Secretary, Chief Science Officer, and a Director of DSI since January 1993. Mr. Hyte is the author of Screenware, a 4th generation computer programming language used to simplify the development of computer programs written for the Pick operating system. The total for Mr. Hyte includes 878,000 shares of the Company's Common Stock underlying the Options.

(7) James M. Keller, Jr., has served as Secretary, Treasurer, and Director of RFG and, following the Mergers, the Company, since April 15, 1993. Mr. Keller has an undergraduate degree from the University of Michigan and a law degree from Wayne State University. He is a partner in the law firm of DeGroot, Keller & Vincent, Grand

     Rapids, Michigan, with which he became associated in 1986. The total for Mr. Keller includes 500,000 shares of the Company's Common Stock underlying the Options.

(8)  Includes 750,000 shares of the Company's Common Stock underlying a warrant.

(9)  Includes 300,000 shares of the Company's Common Stock underlying a warrant.

                           DESCRIPTION OF SECURITIES

     The Company has authorized 30,000,000 shares of common stock ("Common Stock") and 1,000,000 of preferred stock ("Preferred Stock"). As of the date of this Prospectus, 14,223,065 shares of Common Stock were issued and outstanding.

     The Company's Board of Directors has the authority, without further action by the shareholders, to issue additional shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any series of unissued shares of Preferred Stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the shareholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders, may discourage bids for the Company's Common Stock at a premium over the market price of the Common Stock, and may adversely affect the market price of and other rights of the holders of Common Stock.

     The following summary of certain provisions of the Common Stock and Preferred Stock does not purport to be complete and is subject to, and is qualified in its entirety by, the Certificate of Incorporation of the Company and the Bylaws of the Company which are included as exhibits to the Form S-4 Registration Statement filed by the Company, and by the provisions of applicable law.

Common Stock

     Holders of Common Stock are entitled to one vote per share on all matters on which shareholders are entitled to vote. Subject to the rights of holders of any class or series of shares, including holders of Preferred Stock, having a preference over the Common Stock as to dividends or upon liquidation, holders of Common Stock are entitled to such dividends as may be declared by the Company's Board of Directors out of funds lawfully available therefor, and are entitled upon liquidation to receive pro rata the assets available for distribution to shareholders. Holders of the Common Stock have no preemptive, subscription or conversion rights. The Common Stock is not subject to assessment and has no redemption provisions.

Options

     The Company has outstanding options to purchase a total of 8,513,384 shares of the Company's Common Stock at exercise prices which range from $.50 to $20.00 per share. The options have expiration dates which range from 1996 to 2002.

Warrants

     The Company has outstanding warrants to purchase a total of 3,245,000 shares of the Company's Common Stock at exercise prices which range from $.50 to $4.00 per share. The warrants have expiration dates which range from 1998 to 2001.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for the Common Stock is American Securities Transfer, Incorporated. Their address is America Securities Transfer, Inc., P.O. Box 1596, Denver, CO 80201.

                             PLAN OF DISTRIBUTION

     The Common Stock offered hereby is being sold by the Selling Securityholders acting as principal for their own accounts. The Company will receive none of the proceeds from such offering, with the exception of the exercise price of such Warrants and Options as may be exercised.

     The   distribution   of  the  shares  of  Common   Stock  by  the   Selling
Securityholders is not subject to any underwriting agreement. The Company expects that the Selling Securityholders will sell the shares covered by this Prospectus through customary brokerage channels, either through broker-dealers acting as principals, who may then resell the shares in the over-the-counter market, or at private sales or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling shares through broker-dealers, and such broker-dealers will receive compensation in the form of commissions from the Selling Securityholders and/or the purchasers of the Common Stock for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Securityholders and any broker-dealers that participate with such Selling Securityholders in the distribution of the Common Stock may be deemed to be underwriters and any commission received by such broker-dealers and any profit on resale of the Common Stock sold by them might be deemed to be underwriting discounts or commissions under the Securities Act. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other similar expenses incurred by any Selling Securityholder will be borne by such Selling Securityholder.

     The Selling Securityholders are not restricted as to the price or prices at which they may sell the Common Stock. Sales of shares of the Common Stock at less than market prices may depress the market price of the Company's Common Stock. Moreover, the Selling Securityholders are not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the shares by the Selling Securityholders.

     In order to comply with certain states' securities laws, if applicable, the shares may be sold in such jurisdiction only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.


                                   EXPERTS

     Certain financial statements of Intelligent Decision Systems, Inc. are incorporated by reference in this Prospectus from the Company's Form 10-KSB for the fiscal year ended June 30, 1996 which have been audited by Wilber & Townshend, P.C., independent certified public accountants, as indicated in their report with respect thereto, and included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.


                                 LEGAL MATTERS

     The legality of the shares offered under the Registration Statement of which this Prospectus is a part will be passed upon for the Company by Snell & Wilmer L.L.P., special counsel to the Company.

=========================================         =============================
No dealer, sales representative or other
person has been authorized to give any
information or to make any  representation
not contained in this Prospectus and,
if given or made, such  information or                 5,540,500 Shares of
representations  must not be relied upon                  Common Stock
as having been authorized by the Company,
the Selling  Securityholders,  or any
other person. This Prospectus does not
constitute an offer of any securities                  INTELLIGENT DECISION
other than those to which it relates or                   SYSTEMS, INC.
an offer to sell, or a  solicitation of
an offer to buy, to any person in any
jurisdiction where such an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.


                                                       _________________

                                                          PROSPECTUS
                                                       _________________
           ____________

        TABLE OF CONTENTS

                                    Page


Available Information................2
Information Incorporated
  by Reference.......................2
Risk Factors.........................4
The Company..........................9
Use of Proceeds......................10
Selling Securityholders..............11
Description of Securities............13
Plan of Distribution  ...............14
Experts..............................14
Legal Matters........................14



                                                ______________ _____, 1996




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                                      15

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Company estimates that expenses in connection with the distribution described in this Registration Statement will be as follows. All expenses incurred with respect to the distribution will be paid by the Company.

SEC registration fee............................. $ 3,026*
Printing expenses...............................      250*
Accounting fees and expenses....................    1,000*
Legal fees and expenses.........................    8,000*
Fees and expenses for qualification
 under state securities laws....................    1,000*
Miscellaneous...................................      250*
                                                 ---------

     Total......................................   13,526*

*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interests, and for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or directly actually and reasonably incurred.

     In accordance with the Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its respective securityholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its securityholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.




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


     Section 6.4 of the By-Laws of the Company provides for indemnification of directors, officers and employees as follows:

                                 ARTICLE VIII
                               INDEMNIFICATION
     Each Director and officer of the Corporation now or hereafter serving as such shall be indemnified by the Corporation against any and all claims and liabilities to which he or she has or may become subject by reason or serving or having served as such Director or officer, or by reason of any action alleged to have been taken, omitted, neglected as such Director or officer and the Corporation shall reimburse each such person for all legal expenses reasonably incurred in connection with any such claim or liability or wrong payments made by him or her in satisfaction of such claim or claims, either by compromise or in satisfaction of judgment. No such person shall be indemnified against, or be reimbursed for any expense or payments incurred in connection with, any claim or liability established to have arisen out of his own willful misconduct or gross negligence.

     The right of indemnification hereinabove provided for shall not be exclusive of any right to which any Director or officer of the Corporation may otherwise be entitled by law.

ITEM 16. EXHIBITS

     The following exhibits are filed herewith or incorporated by reference as a part of this Registration Statement:

     4.1 Form of Common Stock certificate (previously filed as exhibit 4.01 to the Company's registration statement on Form S-4, Registration No. 33-93058, and incorporated herein by reference)

     5.1  Opinion of Snell & Wilmer L.L.P.

     10. Consulting Agreement filed as an Exhibit to the Company's Current Report on Form 8-K for an event occurring on October 29, 1996 and incorporated herein by reference.

     23.1 Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)

     23.2 Consent of Wilber & Townshend

ITEM 17. UNDERTAKINGS

     A.  The undersigned Company hereby undertakes:

      1. To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwith-standing the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 42(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 14(d) of the Exchange Act that are incorporated by reference in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

     B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing of Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Grand Rapids, State of Michigan, on December 27, 1996.


                       INTELLIGENT DECISION SYSTEMS, INC.


                       By:/s/ Mark Babin
                          Mark A. Babin
                          President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons of Intelligent Decision Systems, Inc. in the capacities and on the date indicated.

  Signature                    Title                                  Date


/s/ Mark A. Babin         President, Chief Executive,        December 27, 1996
Mark A. Babin             Officer,Chief Financial and
                          Accounting Officer and Director

/s/ Raymond F. Blue       Director                           December 26, 1996
Raymond F. Blue


/s/  David A. Horowitz    Chairman of the Board              December 24, 1996
David A. Horowitz         and Director


/s/ Robert B. Hyte        Director                           December 27, 1996
Robert B. Hyte


/s/ James M. Keller, Jr.  Director, Secretary, Treasurer     December 26, 1996
James M. Keller, Jr.

                              INDEX TO EXHIBITS



Exhibit No.    Exhibit



 4.1 Form of Common Stock Certificate of IDS filed as an exhibit to the Company's Registration Statement on Form S-4, Registration No. 33-93058, and incorporated herein by reference.

 5.1 Opinion of Snell & Wilmer L.L.P. as to legality of securities being registered.

10. Consulting Agreement filed as an Exhibit to the Company's Current Report on Form 8-K for an event occurring on October 29, 1996 and incorporated herein by reference.

23.1           Consent of Snell & Wilmer L.L.P. (included in exhibit 5.1)

23.2           Consent of Wilber & Townshend